EXHIBIT 5.1

FOLEY & LARDNER LLP ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
September 28, 2005
Whiting Petroleum Corporation
1700 Broadway, Suite 2300
Denver, CO 80290
Ladies and Gentlemen:
     We have acted as counsel for Whiting Petroleum Corporation, a Delaware corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-3 (Registration No. 333-121615) filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 23, 2004 under the Securities Act of 1933, as amended (the “1933 Act”), which became effective on January 14, 2005, and an additional Registration Statement on Form S-3 (Registration No. 333-128398), which was filed by the Company with the Commission and became effective on September 19, 2005 pursuant to Rule 462(b) of the 1933 Act (collectively the “Registration Statement”), including the prospectus constituting a part thereof, dated January 14, 2005, and the prospectus supplement, dated September 28, 2005 (collectively, the “Prospectus”), filed by the Company with the Commission under the 1933 Act relating to the issuance and sale of 5,750,000 shares of the Company’s common stock, $.001 par value (the “Common Stock”), together with up to 862,500 additional shares of Common Stock to cover over-allotments, if any (collectively, the “Offering Shares”), in the manner set forth in the Prospectus.
     In connection with our representation, we have examined: (i) the Registration Statement, including the Prospectus; (ii) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, as amended to date; (iii) resolutions of the Company’s Board of Directors and the action of the Special Offering Committee of the Board of Directors relating to the authorization of the issuance of the Offering Shares; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.
     Based upon the foregoing, we are of the opinion that:
     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.
     2. The Offering Shares covered by the Registration Statement, when issued and paid for in the manner contemplated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO	SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA TOKYO WASHINGTON, D.C. WEST PALM BEACH

September 28, 2005

     We consent to the deemed incorporation by reference of this opinion into the Registration Statement and the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours, Foley & Lardner LLP